Exhibit 99.1

Report of Independent Auditors

The Shareholders of

ACRES Capital Corp.

Opinion

We have audited the consolidated financial statements of ACRES Capital Corp. (the Company), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of income, changes in equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

New York, New York

March 31, 2026

ACRES CAPITAL CORP.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2025	2024
ASSETS (1)
Cash and cash equivalents	$5,438,038	$6,404,487
Restricted cash	1,313,332	812,622
Capitalized mortgage servicing rights, net	—	136,163
Goodwill	35,000,000	35,000,000
Accounts receivable	803,840	257,482
Investments in equity affiliate, at fair value - related party	14,296,031	7,204,635
Due from related parties	1,884,699	3,641,726
Right-of-use assets	6,971,903	3,041,900
Other assets, net of depreciation	1,150,067	1,117,441
Assets of Consolidated Fund:
Investments, at fair value	2,016,918,819	1,168,593,933
Cash and cash equivalents	17,824,819	57,489,876
Restricted cash	28,478,347	—
Accrued interest, servicing receivables and other assets	38,509,145	30,132,034
Total assets	$2,168,589,040	$1,313,832,299
LIABILITIES (2)
Borrowings	$147,319,367	$179,072,927
Borrowings - related party	10,375,000	10,675,000
Accrued interest, accounts payable, and other liabilities	5,605,251	9,583,110
Derivative liabilities	9,240,299	—
Operating lease liabilities	7,756,825	3,350,580
Liabilities of Consolidated Fund:
Borrowings	1,283,957,379	568,780,118
Accrued interest, accounts payable and other liabilities	31,370,008	4,845,502
Total liabilities	1,495,624,129	776,307,237
REDEEMABLE INTEREST IN CONSOLIDATED COMPANY ENTITIES	33,960,107	—
NON-CONTROLLING INTERESTS IN CONSOLIDATED FUND (3)	676,389,618	571,514,996
STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value; 3,000,000 shares authorized and 1,695,731 shares outstanding at December 31, 2025 and 2024	170	170
Additional paid-in capital	10,178,636	21,595,701
Accumulated deficit	(47,563,620)	(55,585,805)
TOTAL STOCKHOLDERS' DEFICIT	(37,384,814)	(33,989,934)
TOTAL EQUITY	639,004,804	537,525,062
TOTAL LIABILITIES, REDEEMABLE INTEREST, NON-CONTROLLING INTERESTS, AND EQUITY	$2,168,589,040	$1,313,832,299

Note: The consolidated balance sheets include assets and liabilities of consolidated variable interest entities, or VIEs, as ACRES Capital Corp. is the primary beneficiary of these VIEs. ACRES Capital Corp. holds substantially all of its assets and liabilities through ACRES Holdings, LLC, a consolidated variable interest entity. The Consolidated Fund also represents a VIE which is consolidated by ACRES Capital Corp. See Note 3 for discussion of VIEs.

The accompanying notes are an integral part of these statements.

ACRES CAPITAL CORP.

CONSOLIDATED BALANCE SHEETS (cont.)

	As of December 31,
	2025	2024
(1) Assets of Consolidated Fund VIE included in total assets above:
Investments, at fair value	$2,016,918,819	$1,168,593,933
Cash and cash equivalents	17,824,819	57,489,876
Restricted cash	28,478,347	—
Accrued interest, servicing receivables and other assets	38,509,145	30,132,034
Total assets of Consolidated Fund VIE	$2,101,731,130	$1,256,215,843
(2) Liabilities of Consolidated Fund VIE included in total liabilities above:
Borrowings	$1,283,957,379	$568,780,118
Accrued interest, accounts payable and other liabilities	31,370,008	4,845,502
Total liabilities of Consolidated Fund VIE	$1,315,327,387	$573,625,620
(3) Non-controlling interests of Consolidated Fund VIE:
Non-controlling interest in Consolidated Fund	$676,389,618	$571,514,996

The accompanying notes are an integral part of these statements.

ACRES CAPITAL CORP.

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2025	2024
REVENUES
Management and servicing fees, net	$666,798	$437,958
Management and servicing fees, net - related party	6,379,323	6,874,962
Origination fees	9,941,306	1,507,281
Incentive fees	—	530,273
Incentive fees - related party	2,530,732	2,843,369
Application fees and other income	2,115,853	380,318
Interest income	—	208,038
Reimbursable compensation and benefits - related party	4,292,397	3,887,299
Other reimbursable expenses	623,019	683,450
Other reimbursable expenses - related party	762,846	678,777
Total revenues	27,312,274	18,031,725
OPERATING EXPENSES
Compensation and benefits	13,293,326	12,559,317
Equity compensation - related party	1,822,494	1,542,091
General, administrative and other expenses	9,661,404	7,185,438
Interest expense	18,296,890	22,066,450
Interest expense - related party	320,496	330,533
Other reimbursable expenses	623,019	683,450
Other reimbursable expenses - related party	762,846	678,777
Expenses of Consolidated Fund	2,885,014	1,816,291
Total operating expenses	47,665,489	46,862,347
	(20,353,215)	(28,830,622)
OTHER INCOME (EXPENSE)
Income from investments in equity affiliates - related party	3,475,527	2,389,184
Net realized and unrealized gains on investments of Consolidated Fund	11,485,716	10,459,420
Interest income of Consolidated Fund	116,692,452	116,717,656
Interest expense of Consolidated Fund	(73,069,749)	(58,052,325)
Gain on extinguishment of debt	3,602,197	—
Impairment loss on fees and other receivables - related party	—	(565,104)
Derivative gain	3,084,289	—
Total other income	65,270,432	70,948,831
INCOME BEFORE TAXES	44,917,217	42,118,209
Provision for income taxes	(541,679)	(1,391,261)
NET INCOME	44,375,538	40,726,948
Less: Net income attributable to non-controlling interest in Consolidated Fund	(34,113,246)	(47,379,745)
Less: Net income attributable to redeemable interest in Consolidated Company Entities	(2,240,107)	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHARES	$8,022,185	$(6,652,797)

The accompanying notes are an integral part of these statements.

ACRES CAPITAL CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Common Stock
	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Non-controlling interest in Consolidated Fund	Total Equity
Balance - December 31, 2023	1,695,731	$170	$20,053,610	$(48,933,008)	$536,756,780	$507,877,552
Contributions - noncontrolling interest	—	—	—	—	58,276,681	58,276,681
Equity compensation	—	—	1,542,091	—	—	1,542,091
Dividends/distributions	—	—	—	—	(70,898,210)	(70,898,210)
Net income (loss)	—	—	—	(6,652,797)	47,379,745	40,726,948
Balance - December 31, 2024	1,695,731	170	21,595,701	(55,585,805)	571,514,996	537,525,062
Contributions - noncontrolling interest	—	—	—	—	167,605,932	167,605,932
Equity compensation	—	—	1,822,494	—	—	1,822,494
Decrease (increase) in redemption value of redeemable interest	—	—	(13,239,559)	—	—	(13,239,559)
Dividends/distributions	—	—	—	—	(96,844,556)	(96,844,556)
Consolidated net income, excluding amounts attributable to redeemable interest	—	—	—	8,022,185	34,113,246	42,135,431
Balance - December 31, 2025	1,695,731	$170	$10,178,636	$(47,563,620)	$676,389,618	$639,004,804

The accompanying notes are an integral part of these statements.

ACRES CAPITAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44,375,538	$40,726,948
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	120,084	130,681
Equity compensation - related party	1,822,494	1,542,091
Amortization of debt acquisition costs	622,548	496,982
Amortization of capitalized mortgage servicing rights	136,163	394,848
Non-cash interest expense	3,795,816	7,850,637
Gain on extinguishment of debt	(3,602,197)	—
Income from investments in equity affiliate - related party	(3,475,527)	(2,389,184)
Provision for income taxes	541,679	—
Derivative gain	(3,084,289)	—
Satisfaction of incentive fees in stock	(3,615,868)	(1,985,266)
Impairment loss on fees and other receivables	—	565,104
Adjustments to reconcile net income to net cash (used in) provided by operating activities allocable to non-controlling interests in Consolidated Fund:
Net realized (gain) loss from investments	(387,001)	535,644
Net change in unrealized gains on investments	(11,098,715)	(10,995,064)
Purchase and funding of loan notes, participations and equity interests	(1,149,910,966)	(466,597,000)
Sales proceeds and principal payments received on loan notes and participations	312,642,708	496,438,000
Distribution from investments in equity interests	352,854	—
Amortization of debt issuance costs	5,304,788	2,980,714
Deferred fees	5,057,023	8,099,750
Amortization of deferred fees	(5,646,716)	(6,982,771)
Cash flows due to changes in operating assets and liabilities:
Accounts receivable	(546,358)	391,285
Other assets, net of depreciation	(152,714)	62,564
Due from related parties	1,742,145	28,283
Right-of-use assets	(3,930,003)	339,208
Operating lease liabilities	4,406,245	(330,893)
Accrued interest, accounts payable, and other liabilities	(2,419,538)	(2,685,908)
Cash flows due to changes in operating assets and liabilities allocable to non-controlling interest in Consolidated Fund:
Change in cash and cash equivalents held at Consolidated Fund	11,186,710	(32,316,092)
Change in other assets and receivables held at Consolidated Fund	(8,377,111)	16,178,555
Change in other liabilities and payables held at Consolidated Fund	2,131,314	1,063,362
Net cash (used in) provided by operating activities	(802,008,894)	53,542,478
CASH FLOWS FROM INVESTING ACTIVITIES:
Payoffs, paydowns and sales of mortgage loans	—	3,715,814
Net cash provided by investing activities	—	3,715,814
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities and notes payable	130,000,000	—
Paydowns of credit facilities and notes payable	(155,616,554)	(9,900)
Paydowns of loan payable - related party	(300,000)	(300,000)
Proceeds from issuance of redeemable interests	33,000,000	—
Payment of redeemable interest issuance costs	(2,194,971)	—
Payment of debt acquisitons costs	(6,896,192)	—
Transaction costs incurred in debt restructuring	(2,156,982)	—
Allocable to non-controlling interests in Consolidated Fund:
Contributions from non-controlling interests in Consolidated Fund	167,605,932	58,276,681
Distributions to non-controlling interests in Consolidated Fund	(73,621,142)	(70,898,211)
Borrowings under loan obligations by Consolidated Fund	1,142,325,016	211,148,207
Repayments under loan obligations by Consolidated Fund	(419,800,058)	(252,714,525)
Payment of debt acquisition costs by Consolidated Fund	(10,801,894)	(698,653)
Net cash provided by (used in) financing activities	801,543,155	(55,196,401)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(465,739)	2,061,891
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	7,217,109	5,155,218
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$6,751,370	$7,217,109

The accompanying notes are an integral part of these statements.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

ACRES Capital Corp., a Delaware corporation, along with its subsidiaries (collectively, the “Company”), is a private lender dedicated to nationwide middle-market commercial real estate (“CRE”) lending in the United States (“U.S.”). The Company conducts its operations through the use of subsidiaries that it consolidates into its financial statements. Substantially all of the Company’s operations are conducted through ACRES Capital LLC (the “Operating Subsidiary”), a wholly owned subsidiary that is registered with the Securities and Exchange Commission as an investment adviser. The Operating Subsidiary serves as the investment manager of ACRES Mortgage Fund, Ltd. (“AMF”), an exempted company under the laws of the Cayman Islands formed for the purpose of investing in CRE mortgage loans. The Operating Subsidiary also serves as the manager of ACRES Commercial Realty Corp. (“ACR”), a Maryland corporation. ACR is a real estate investment trust (“REIT”) that is primarily focused on originating, holding, and managing CRE mortgage loans and other commercial real estate related debt investments.

On July 23, 2025, the Company contributed substantially all of its assets, including its interests in the Operating Subsidiary, and liabilities to ACRES Holdings, LLC, a wholly-owned subsidiary, in exchange for membership interests in ACRES Holdings, LLC. Contemporaneously with this contribution, ACRES Holdings, LLC issued preferred equity securities to a third party. As a result, the Company holds substantially all of its assets and liabilities through ACRES Holdings, LLC, a consolidated variable interest entity. See Note 3.

The Company consolidates AMF in the accompanying financial statements (the “Consolidated Fund”) (the Company, excluding the Consolidated Fund, the “Consolidated Company Entities”). Including the results of the Consolidated Fund significantly increases the reported amounts of the assets, liabilities, revenues, expenses and cash flows within the accompanying consolidated financial statements; however, the Consolidated Fund results included herein have no direct effect on the net income attributable to ACRES Capital Corp. or to its stockholders’ deficit. Instead, economic ownership interests of the third-party investors in the Consolidated Fund are reflected as non-controlling interests in the Consolidated Fund. Further, cash flows allocable to non-controlling interests in Consolidated Fund are specifically identifiable within the consolidated statements of cash flows.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the U.S. (“GAAP”). The Company’s Consolidated Fund is an investment company under GAAP based on the following characteristics: the Consolidated Fund obtains funds from one or more investors and the Consolidated Fund’s business purpose and substantive activities are investing funds for returns from investment income. Therefore, investments of the Consolidated Fund are recorded at fair value and the unrealized gain (loss) in an investment’s fair value is recognized on a current basis within the consolidated statements of income. In the preparation of these consolidated financial statements, the Company has retained the investment company accounting for the Consolidated Fund under GAAP.

All of the investments held by the Consolidated Fund are presented at their estimated fair values within the Company’s consolidated balance sheets. Net income attributable to the economic ownership interest of the third-party investors in the Consolidated Fund are presented within net income attributable to non-controlling interest in Consolidated Fund within the consolidated statements of income.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, majority-owned or controlled subsidiaries and variable interest entities (“VIEs”) for which the Company is considered the primary beneficiary. All inter-company transactions and balances have been eliminated in consolidation.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Variable Interest Entities

A VIE is defined as an entity in which equity investors (i) do not have a controlling financial interest and/or (ii) do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. A VIE is required to be consolidated by its primary beneficiary, which is defined as the party that (a) has the power to control the activities that most significantly impact the VIE’s economic performance and (b) has the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

The Company considers the following criteria in determining whether an entity is a VIE:

1.
The equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by any parties, including the equity holders; or

2.
The equity investors lack one or more of the following essential characteristics of a controlling financial interest:

a.
The direct ability to make decisions about the entity’s activities through voting rights or similar rights;

b.
The obligation to absorb the expected losses of the entity; or

c.
The right to receive the expected residual returns of the entity. The equity investors have voting rights that are not proportionate to their economic interests, and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest.

In determining whether the Company is the primary beneficiary of a VIE, the Company reviews governing contracts, formation documents and any other contractual arrangements to determine the activities that have the most significant impact on the VIE and which entity has the power to direct those activities. The Company also looks for kick-out rights, protective rights, and participating rights as well as any financial or other support provided to the VIE and the reason for that support, and the terms of any explicit or implicit arrangements that may require the Company to provide future support. The Company then makes a determination based on its power to direct the most significant activities of the VIE and/or a financial interest that is potentially significant. In instances when a VIE is owned by both the Company and related parties, the Company considers whether there is a single party in the related party group that meets both the power and losses or benefits criteria on its own as though no related party relationship existed. If one party within the related party group meets both these criteria, such reporting entity is the primary beneficiary of the VIE. If no party within the related party group on its own meets both the power and losses or benefits criteria, but the related party group as a whole meets these two criteria, the determination of primary beneficiary within the related party group is based upon an analysis of the facts and circumstances with the objective of determining which party is most closely associated with the VIE. Determining the primary beneficiary requires significant judgment. The Company continuously analyzes entities in which it holds variable interests to identify reconsideration events and determine whether such entities are VIEs and whether such potential VIEs should be consolidated or deconsolidated.

Voting Interest Entities

A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If the Company has a majority voting interest in a voting interest entity, the entity will generally be consolidated.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company performs on-going reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and within the period of financial results. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and all highly liquid investments with original maturities of three months or less at the time of purchase. Cash and cash equivalents held at the Consolidated Fund represents cash that, although not legally restricted, is not available to support the general liquidity needs of the Company, as the use of such amounts is generally limited to the activities of the Consolidated Fund.

As of December 31, 2025 and 2024, the Company had cash balances with financial institutions in excess of Federal Deposit Insurance Corporation insured limits. The Company monitors the credit standing of these financial institutions.

Restricted Cash

Restricted cash consists of deposits received from potential new borrowers. The Company maintains loan expense deposits collected from prospective borrowers used to offset underwriting expenses associated with originating loans.

Redeemable Interest

Redeemable interest in the Company represents preferred equity securities issued by a subsidiary of the Company to a third party. Income (loss) is allocated based on the preferred return attributable to the redeemable interest. At each balance sheet date, the carrying value of the redeemable interest is presented at the redemption amount, to the extent that the redemption amount exceeds the initial measurement on the date of issuance. The Company recognizes changes in the redemption amount with corresponding adjustments against retained earnings, or additional paid-in-capital in the absence of retained earnings, within stockholders’ deficit within the consolidated balance sheets.

Derivative Instruments

Derivative financial instruments are recorded in the accompanying balance sheets at fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815. When the Company enters into a financial instrument such as a debt or equity agreement (the “host contract”), the Company assesses whether the economic characteristics of any embedded features are clearly and closely related to the primary economic characteristics of the remainder of the host contract. When it is determined that (i) an embedded feature possesses economic characteristics that are not clearly and closely related to the primary economic characteristics of the host contract, and (ii) a separate, stand-alone instrument with the same terms would meet the definition of a financial derivative instrument, then the embedded feature is bifurcated from the host contract and accounted for as a derivative instrument. The estimated fair value of the derivative feature is recorded in the accompanying balance sheets separately from the carrying value of the host contract. Subsequent changes in the estimated fair value of derivatives are recorded as a gain or loss in the Company’s statements of income.

The Company concluded the redeemable interest preferred equity securities host contract contained features that required bifurcation and separate accounting under ASC 815.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each consolidated balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a gain or loss on the consolidated statements of income.

The Company determined that upon further review of the warrant agreements, the Company concluded that its warrants qualify for liability accounting treatment.

Issuance Costs Related to Equity and Debt

The Company allocates issuance costs between the individual freestanding instruments identified on the same basis as proceeds were allocated. Issuance costs associated with the issuance of redeemable interests (i.e., temporary equity-classified stock) are recorded as a charge against the gross proceeds of the offering and amortized over the earliest estimable redemption date. Any issuance costs associated with the issuance of liability-classified warrants are expensed as incurred. Issuance costs associated with the issuance of debt are recorded as a direct reduction of the carrying amount of the debt liability. The Company accounts for debt as liabilities measured at amortized cost and amortizes the resulting debt discount to interest expense using the effective interest method over the expected term of the notes pursuant to ASC 835.

Non-Controlling Interests

The non-controlling interests in Consolidated Fund represents a component of equity and net income attributable to ownership interests that third-party investors hold in the Consolidated Fund.

Troubled Debt Restructuring

When the Company modifies or extinguishes debt, it first evaluates whether the modification qualifies as a troubled debt restructuring (“TDR”) under ASC 470-60. As per ASC 470-60, a TDR refers to a situation where the creditor grants concessions to a borrower experiencing financial difficulties. A lender is deemed to have granted a concession if the borrower’s effective interest rate on the restructured debt is less than the effective interest rate of the old debt immediately before the restructuring. Such restructuring is done with the intent to provide relief to the borrower and to maximize the potential for payable recovery by the lender.

In accordance with ASC 470-60, when the total future cash payments under the new terms are less than the carrying amount of the payable at the date of restructuring, the difference between the carrying amount and the total future cash payments is recognized as a gain on extinguishment of debt in the consolidated financial statements. This gain is recorded immediately in the period the restructuring occurs. If the total future cash payments under the new terms exceed the carrying amount of the debt at the date of restructuring, no adjustment to the carrying amount of the debt is made. Instead, the Company calculates a new effective interest rate (“EIR”) based on the revised terms of the restructured debt. The debt is then amortized over the remaining term of the debt using the new EIR, with interest expense recognized based on such rate in future periods.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

If a TDR is determined not to have occurred, the Company evaluates the modification in accordance with ASC 470-50-40, which requires modification to debt instruments to be evaluated to assess whether the modifications are considered “substantial modifications”. A substantial modification of terms is accounted for like an extinguishment.

Income Earned from Fee-Based Services

Income from fee-based services includes asset management fees, development fees, ACR management fees, servicing fees, and incentive fees. Asset management fees, development fees, and servicing fees are included in management and servicing fees, net on the consolidated statements of income. ACR management fees are included in management and servicing fees, net – related party on the consolidated statements of income. Incentive fees are included in incentive fees on the consolidated statements of income. Incentive fees are earned when specified financial hurdles are met for certain separately managed accounts and ACR. Revenues from fee-based services that the Company provides are recognized as earned over time in accordance with contractual agreements. The services the Company provides represent performance obligations that are satisfied over time.

ACR management fees

The Company earns a monthly base management fee equal to 1/12th of the amount of ACR’s equity (as defined in the management agreement) multiplied by 1.50%. Such base management fees are included in management and servicing fees, net - related party on the consolidated statements of income.

The Company may terminate the management agreement at its option: (A) in the event that ACR defaults in the performance or observance of any material term, condition or covenant contained in the management agreement and such default continues for a period of 30 days after written notice thereof, or (B) without payment of a termination fee by ACR, if ACR becomes regulated as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event.

The ACR management agreement’s current contract term ends on July 31, 2026, and the agreement provides for automatic one-year renewals on such date and on each July 31 thereafter until terminated. The management agreement may be terminated upon the affirmative vote of at least two-thirds of ACR’s independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of ACR’s common stock, based upon unsatisfactory performance that is materially detrimental to ACR or a determination by ACR’s independent directors that the management fees payable to the Company are not fair, subject to the Company’s right to prevent such a compensation termination by accepting a mutually acceptable reduction of management fees. ACR’s Board must provide 180 days’ prior notice of any such termination. If ACR terminates the management agreement, the Company is entitled to a termination fee equal to four times the sum of the average annual base management fee and the average annual incentive compensation earned by the Company during the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. ACR may also terminate the management agreement for cause with 30 days’ prior written notice from ACR’s Board. No termination fee is payable in the event of a termination for cause (as defined in the management agreement).

ACR incentive fees (management agreement)

The Company earns an incentive fee calculated and payable in arrears in an amount, not less than zero, equal to the excess of (1) the product of (a) 20% and (b) the excess of (i) Earnings Available for Distribution (“EAD”) (as defined in the management agreement) of ACR for the previous 12-month period, over (ii) the product of (A) ACR’s book value equity in the previous 12-month period, and (B) 7% per annum, over (2) the sum of any incentive compensation paid to the Company with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive compensation shall be payable with respect to any calendar quarter unless EAD for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from September 30, 2022) in the aggregate is greater than zero.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Incentive compensation is calculated and payable quarterly to the Company to the extent it is earned. Up to 75% of the incentive compensation is payable in cash and at least 25% is payable in the form of an award of common stock of ACR. The Company may elect to receive more than 25% of its incentive compensation in common stock. All shares are fully vested upon issuance; however, the Company may not sell such shares for one year after the incentive compensation becomes due and payable unless the management agreement is terminated.

ACR incentive fees (Manager Incentive Plan)

In June 2021, the shareholders of ACR approved the ACR Manager Incentive Plan (“MIP”). The MIP provides for the issuance of ACR equity-based awards to the Company when certain ACR book value targets are met. Such awards vest over four years. The Company initially measures such grants at fair value on the grant date and recognizes income monthly on a straight-line basis over the service period to Incentive fees – related party on the consolidated statements of income.

Reimbursable Compensation and Benefits

Reimbursable compensation and benefits include reimbursements, at cost, which arise primarily from the services employees of the Company provide pursuant to the ACR management agreement that are charged to ACR. The Company recognizes the revenue for reimbursements when the Company incurs the related reimbursable compensation and benefits and other costs on behalf of ACR.

Other Reimbursable Expenses

Other reimbursable expenses include reimbursements that arise from out-of-pocket expenses and certain other costs incurred by the Company that related directly to ACR’s operations or other reimbursable activity. The Company has determined that it controls the services provided by third parties for ACR and therefore the Company accounts for the cost of these services and the related reimbursement revenue on a gross basis.

Income Taxes

The Company accounts for its income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statements and tax basis of assets and liabilities by using the enacted tax rates in effect for the year in which differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers material positive and negative evidence, including results of recent operations, income in the carryback period, future reversals of existing taxable temporary differences, tax-planning strategies, and projected future taxable income. A valuation allowance is recorded to the extent the more-likely-than-not threshold is not met. If a valuation allowance is recorded and it is subsequently determined that the Company would be able to realize any portion of its deferred tax assets in the future in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. Uncertain tax positions are recorded in accordance with ASC 740 on the basis of a two-step process in which (1) it is determined whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the largest amount of tax benefit.

Investments in Equity Affiliate

The Company utilizes the equity method to account for investments when it possesses the ability to exercise significant influence, but not control, over the operating and financial policies of the investee. The ability to exercise significant influence is presumed when the investor possesses more than 20% of the voting interests of the investee. This presumption may be overcome based on specific facts and circumstances that demonstrate that the ability to

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

exercise significant influence is restricted. The Company elected the fair value option for its equity method investment and determines fair value using the closing price of common shares as of the end of the period. The Company recognizes the unrealized and realized gains and losses on equity investments on the consolidated statements of income as income from investments in equity affiliate - related party.

Goodwill

Goodwill represents the costs of business acquisitions in excess of the fair value of identifiable net assets acquired. The Company evaluates the recoverability of goodwill annually on the first day of the Company’s fiscal fourth quarter of each fiscal year, or more frequently, if events or changes in circumstances indicate that goodwill might be impaired. If the Company’s review indicates that the carrying amount of goodwill exceeds its fair value, the Company will reduce the carrying amount of goodwill to fair value. Based on the impairment tests performed as of October 1, 2025, there were no indications that goodwill was impaired and nor were there events or changes in circumstances indicating impairment at December 31, 2025.

Leases

Arrangements are evaluated to identify leases at inception. The right to use an underlying asset for the lease term is recorded as operating lease right-of-use ("ROU") assets and obligations to make lease payments arising from the lease are recorded as lease liabilities. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. At the adoption date, the Company made an accounting policy election to exclude leases with an initial term of twelve months or less.

Stock-Based Compensation

Issuances of options to purchase shares of the Company’s common stock are initially measured at fair value on the grant date and expensed monthly on a straight-line basis over the service period to equity compensation expense on the consolidated statements of income, with a corresponding entry to additional paid-in capital on the consolidated balance sheets. In accordance with GAAP, the fair value of all unvested issuances of restricted stock and options is not remeasured after the initial grant date. The Company accounts for forfeitures of employee awards as they occur. As a result, the Company records compensation cost assuming all option holders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, the Company will reverse compensation cost previously recognized in the period the award is forfeited.

Reclassifications

Certain reclassifications have been made to prior year’s financial information to conform to the December 31, 2025 presentation. These reclassifications had no effect on net loss or total equity.

Recent accounting pronouncements

Accounting Standards Adopted in 2025

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures ("ASU 2023-09"). ASU 2023-09 requires enhanced disclosures in connection with an entity's effective tax rate reconciliation and additional disclosures about income taxes paid. ASU 2023-09 is effective for annual periods beginning after December 15, 2025. The Company has adopted this guidance prospectively which did not have a material impact to its consolidated financial statements or financial statement disclosures. See Note 13 - Income Taxes for further information.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 - CONSOLIDATION

The Company has evaluated its loans, investments in unconsolidated entities, guarantees and other financial contracts in order to determine if they are variable interests in VIEs. The Company regularly monitors these legal interests and contracts and, to the extent it has determined that it has a variable interest, analyzes the related entity for potential consolidation.

Investments in Consolidated Variable Interest Entities

The Company consolidates entities in which the Company has a variable interest and, as the investment manager, has both the power to direct the most significant activities and a potentially significant economic interest. Investments in the consolidated VIEs are reported at fair value and represent the Company’s maximum exposure to loss.

ACRES Holdings, LLC is considered and treated as a VIE because the Company directs the significant activities of the entity and not the holders of equity at risk. The Company concluded its interest in ACRES Holdings, LLC represented a potentially significant economic interest and the Company represented the primary beneficiary of ACRES Holdings, LLC. As a result, the Company consolidated ACRES Holdings, LLC as of July 23, 2025 and continues to be consolidated as of December 31, 2025.

AMF is considered and treated as a VIE because the investors of AMF, who are unaffiliated with the Company, do not have substantive rights to impact the ongoing governance and operating activities of AMF, including the ability to remove the Company as the investment manager without cause. The Company concluded its interest in AMF represented a potentially significant economic interest and the Company represented the primary beneficiary of AMF. As a result, the Company consolidated AMF as of and for the years ended December 31, 2025 and 2024.

Investments in Non-Consolidated Variable Interest Entities (the Company is not the primary beneficiary, but has a variable interest)

Based on management’s analysis, the Company is not the primary beneficiary of the VIEs discussed below since it does not have both (i) the power to direct the activities that most significantly impact the VIEs’ economic performance and (ii) the obligation to absorb the losses of the VIEs or the right to receive the benefits from the VIEs, which could be significant to the VIEs. Accordingly, the following VIEs are not consolidated in the Company’s financial statements at December 31, 2025. The Company continuously reassesses whether it is deemed to be the primary beneficiary of its unconsolidated VIEs.

The Company completed a qualitative analysis to determine whether it is the primary beneficiary of ACRES SPV LLC, a wholly owned subsidiary of the Company, and determined that it was not the primary beneficiary as of December 31, 2025 and 2024. ACRES SPV LLC is considered and treated as a VIE due to a lack of sufficient equity. The Company (including related parties) are not deemed to be the primary beneficiary of the VIE as the Company does not have the power to direct the activities most significant to ACRES SPV LLC which include the management of current investments and operating activity. Accordingly, ACRES SPV LLC is not consolidated into the Company’s consolidated financial statements as of December 31, 2025 and 2024. The Company has no investment at risk as of December 31, 2025 and 2024.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Consolidating Schedules

The following supplemental financial information illustrates the consolidating effects of the Consolidated Fund on the Company’s balance sheet, results from operations and cash flows:

	As of December 31, 2025
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$5,438,038	$—	$—	$5,438,038
Restricted cash	1,313,332	—	—	1,313,332
Goodwill	35,000,000	—	—	35,000,000
Accounts receivable	803,840	—	—	803,840
Investments in equity affiliate, at fair value - related party	121,295,369	—	(106,999,338)	14,296,031
Due from related parties	4,899,486	—	(3,014,787)	1,884,699
Right-of-use assets	6,971,903	—	—	6,971,903
Other assets, net of depreciation	1,150,067	—	—	1,150,067
Assets of Consolidated Fund:
Investments, at fair value	—	2,016,918,819	—	2,016,918,819
Cash and cash equivalents	—	17,824,819	—	17,824,819
Restricted cash	—	28,478,347	—	28,478,347
Accrued interest, servicing receivables and other assets	—	38,509,145	—	38,509,145
Total assets	$176,872,035	$2,101,731,130	$(110,014,125)	$2,168,589,040
LIABILITIES (2)
Borrowings	$147,319,367	$—	$—	$147,319,367
Borrowings - related party	10,375,000	—	—	10,375,000
Accrued interest, accounts payable, and other liabilities	5,605,251	—	—	5,605,251
Derivative liabilities	9,240,299	—	—	9,240,299
Operating lease liabilities	7,756,825	—	—	7,756,825
Liabilities of Consolidated Fund:
Borrowings		1,283,957,379	—	1,283,957,379
Accrued interest, accounts payable and other liabilities		31,370,008	—	31,370,008
Due to related party		3,014,787	(3,014,787)	—
Total liabilities	180,296,742	1,318,342,174	(3,014,787)	1,495,624,129
REDEEMABLE INTEREST IN CONSOLIDATED COMPANY ENTITIES	33,960,107	—	—	33,960,107
NON-CONTROLLING INTERESTS IN CONSOLIDATED FUND (3)	—	783,388,956	(106,999,338)	676,389,618
STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value; 3,000,000 shares authorized and 1,695,731 shares outstanding at December 31, 2025	170	—	—	170
Additional paid-in capital	10,178,636	—	—	10,178,636
Accumulated deficit	(47,563,620)	—	—	(47,563,620)
TOTAL STOCKHOLDERS' DEFICIT	(37,384,814)	—	—	(37,384,814)
TOTAL EQUITY	(37,384,814)	783,388,956	(106,999,338)	639,004,804
TOTAL LIABILITIES, REDEEMABLE INTEREST, NON-CONTROLLING INTERESTS, AND EQUITY	$176,872,035	$2,101,731,130	$(110,014,125)	$2,168,589,040

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

	As of December 31, 2024
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$6,404,487	$—	$—	$6,404,487
Restricted cash	812,622	—	—	812,622
Capitalized mortgage servicing rights, net	136,163	—	—	136,163
Goodwill	35,000,000	—	—	35,000,000
Accounts receivable	257,482	—	—	257,482
Investments in equity affiliates, at fair value - related party	115,940,133	—	(108,735,498)	7,204,635
Due from related parties	5,981,455	—	(2,339,729)	3,641,726
Right-of-use assets	3,041,900	—	—	3,041,900
Other assets, net of depreciation	1,117,441	—	—	1,117,441
Assets of Consolidated Fund:
Investments, at fair value	—	1,168,593,933	—	1,168,593,933
Cash and cash equivalents	—	57,489,876	—	57,489,876
Accrued interest, servicing receivables and other assets	—	30,132,034	—	30,132,034
Total assets	$168,691,683	$1,256,215,843	$(111,075,227)	$1,313,832,299
LIABILITIES
Borrowings	$179,072,927	$—	$—	$179,072,927
Borrowings - related party	10,675,000	—	—	10,675,000
Accrued interest, accounts payable, and other liabilities	9,583,110	—	—	9,583,110
Operating lease liabilities	3,350,580	—	—	3,350,580
Liabilities of Consolidated Fund:
Borrowings	—	568,780,118	—	568,780,118
Accrued interest, accounts payable and other liabilities	—	4,845,502	—	4,845,502
Due to related party	—	2,339,729	(2,339,729)	—
Total liabilities	202,681,617	575,965,349	(2,339,729)	776,307,237
NON-CONTROLLING INTEREST IN CONSOLIDATED FUND	—	680,250,494	(108,735,498)	571,514,996
STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value; 3,000,000 shares authorized and 1,695,731 shares outstanding at December 31, 2024	170	—	—	170
Additional paid-in capital	21,595,701			21,595,701
Accumulated deficit	(55,585,805)	—	—	(55,585,805)
TOTAL STOCKHOLDERS' DEFICIT	(33,989,934)	—	—	(33,989,934)
TOTAL EQUITY	(33,989,934)	680,250,494	(108,735,498)	537,525,062
TOTAL LIABILITIES, NON-CONTROLLING INTEREST AND EQUITY	$168,691,683	$1,256,215,843	$(111,075,227)	$1,313,832,299

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

	Year ended December 31, 2025
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
REVENUES
Management and servicing fees, net	$666,798	$—	$—	$666,798
Management and servicing fees, net - related party	16,842,620	—	(10,463,297)	6,379,323
Origination fees	9,941,306	—	—	9,941,306
Incentive fees - related party	2,530,732	—	—	2,530,732
Application fees and other income	2,115,853	—	—	2,115,853
Reimbursable compensation and benefits - related party	4,292,397	—	—	4,292,397
Other reimbursable expenses	623,019	—	—	623,019
Other reimbursable expenses - related party	1,281,145		(518,299)	762,846
Total revenues	38,293,870	—	(10,981,596)	27,312,274
OPERATING EXPENSES
Compensation and benefits	13,293,326	—	—	13,293,326
Equity compensation - related party	1,822,494	—	—	1,822,494
General, administrative and other expenses	9,661,404	—	—	9,661,404
Interest expense	18,296,890	—	—	18,296,890
Interest expense - related party	320,496	—	—	320,496
Other reimbursable expenses	623,019	—	—	623,019
Other reimbursable expenses - related party	1,281,145	—	(518,299)	762,846
Expenses of Consolidated Fund	—	13,348,311	(10,463,297)	2,885,014
Total operating expenses	45,298,774	13,348,311	(10,981,596)	47,665,489
	(7,004,904)	(13,348,311)	—	(20,353,215)
OTHER INCOME (EXPENSE)				—
Income from investments in equity affiliates - related party	11,122,389	—	(7,646,862)	3,475,527
Net realized and unrealized gains on investments of Consolidated Fund	—	11,485,716	—	11,485,716
Interest income of Consolidated Fund	—	116,692,452	—	116,692,452
Interest expense of Consolidated Fund	—	(73,069,749)	—	(73,069,749)
Gain on extinguishment of debt	3,602,197	—	—	3,602,197
Derivative gain	3,084,289	—	—	3,084,289
Total other income	17,808,875	55,108,419	(7,646,862)	65,270,432
INCOME BEFORE TAXES	10,803,971	41,760,108	(7,646,862)	44,917,217
Provision for income taxes	(541,679)	—	—	(541,679)
NET INCOME	10,262,292	41,760,108	(7,646,862)	44,375,538
Less: Net income attributable to non-controlling interest in Consolidated Fund	—	—	(34,113,246)	(34,113,246)
Less: Net income attributable to redeemable interest in Consolidated Company Entities	(2,240,107)	—	—	(2,240,107)
NET INCOME ATTRIBUTABLE TO COMMON SHARES	$8,022,185	$41,760,108	$(41,760,108)	$8,022,185

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

	Year ended December 31, 2024
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
REVENUES
Management and servicing fees, net	$437,958	$—	$—	$437,958
Management and servicing fees, net - related party	15,330,687	—	(8,455,725)	6,874,962
Origination fees	1,507,281	—	—	1,507,281
Incentive fees	530,273	—	—	530,273
Incentive fees - related party	2,843,369	—	—	2,843,369
Application fees and other income	380,318	—	—	380,318
Interest income	208,038	—	—	208,038
Reimbursable compensation and benefits - related party	3,887,299	—	—	3,887,299
Other reimbursable expenses	683,450	—	—	683,450
Other reimbursable expenses - related party	1,198,386	—	(519,609)	678,777
Total revenues	27,007,059	—	(8,975,334)	18,031,725
OPERATING EXPENSES
Compensation and benefits	12,559,317	—	—	12,559,317
Equity compensation - related party	1,542,091	—	—	1,542,091
General, administrative and other expenses	7,185,438	—	—	7,185,438
Interest expense	22,066,450	—	—	22,066,450
Interest expense - related party	330,533	—	—	330,533
Other reimbursable expenses	683,450	—	—	683,450
Other reimbursable expenses - related party	1,198,386	—	(519,609)	678,777
Expenses of Consolidated Fund	—	10,272,016	(8,455,725)	1,816,291
Total operating expenses	45,565,665	10,272,016	(8,975,334)	46,862,347
	(18,558,606)	(10,272,016)	—	(28,830,622)
OTHER INCOME (EXPENSE)
Income from investments in equity affiliates - related party	13,862,174	—	(11,472,990)	2,389,184
Net realized and unrealized gains on investments of Consolidated Fund	—	10,459,420	—	10,459,420
Interest income of Consolidated Fund	—	116,717,656	—	116,717,656
Interest expense of Consolidated Fund	—	(58,052,325)	—	(58,052,325)
Impairment loss on fees and other receivables - related party	(565,104)	—	—	(565,104)
Total other income (expense)	13,297,070	69,124,751	(11,472,990)	70,948,831
INCOME (LOSS) BEFORE TAXES	(5,261,536)	58,852,735	(11,472,990)	42,118,209
Provision for income taxes	(1,391,261)			(1,391,261)
NET INCOME (LOSS)	(6,652,797)	58,852,735	(11,472,990)	40,726,948
Less: Net income attributable to non-controlling interest in Consolidated Fund	—	—	(47,379,745)	(47,379,745)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHARES	$(6,652,797)	$58,852,735	$(58,852,735)	$(6,652,797)

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

	Year Ended December 31, 2025
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$10,262,292	$41,760,108	$(7,646,862)	$44,375,538
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	120,084	—	—	120,084
Equity compensation - related party	1,822,494	—	—	1,822,494
Amortization of debt acquisition costs	622,548	—	—	622,548
Amortization of capitalized mortgage servicing rights	136,163	—	—	136,163
Non-cash interest expense	3,795,816	—	—	3,795,816
Gain on extinguishment of debt	(3,602,197)	—	—	(3,602,197)
Income from investments in equity affiliates - related party	(11,122,389)	—	7,646,862	(3,475,527)
Provision for income taxes	541,679	—	—	541,679
Derivative gain	(3,084,289)	—		(3,084,289)
Distributions from equity affiliates - related party	9,383,026	—	(9,383,026)	—
Satisfaction of incentive fees in stock	(3,615,868)	—	—	(3,615,868)
Adjustments to reconcile net income to net cash (used in) provided by operating activities allocable to non-controlling interests in Consolidated Fund:
Net realized gain from investments	—	(387,001)	—	(387,001)
Net change in unrealized gains on investments	—	(11,098,715)	—	(11,098,715)
Purchase and funding of loan notes, participations and equity interests	—	(1,149,910,966)	—	(1,149,910,966)
Sales proceeds and principal payments received on loan notes and participations	—	312,642,708	—	312,642,708
Distribution from investments in equity interests	—	352,854	—	352,854
Amortization of debt issuance costs	—	5,304,788	—	5,304,788
Deferred fees	—	5,057,023	—	5,057,023
Amortization of deferred fees	—	(5,646,716)	—	(5,646,716)
Cash flows due to changes in operating assets and liabilities:				—
Accounts receivable	(546,358)	—	—	(546,358)
Other assets, net of depreciation	(152,714)	—	—	(152,714)
Due from related parties	1,081,969	—	660,176	1,742,145
Right-of-use assets	(3,930,003)	—	—	(3,930,003)
Operating lease liabilities	4,406,245	—	—	4,406,245
Accrued interest, accounts payable, and other liabilities	(2,419,538)	—	—	(2,419,538)
Cash flows due to changes in operating assets and liabilities allocable to non-controlling interest in Consolidated Fund:
Change in cash and cash equivalents held at Consolidated Fund	—	—	11,186,710	11,186,710
Change in other assets and receivables held at Consolidated Fund	—	(8,377,111)	—	(8,377,111)
Change in other liabilities and payables held at Consolidated Fund	—	2,791,490	(660,176)	2,131,314
Net cash provided by (used in) operating activities	3,698,960	(807,511,538)	1,803,684	(802,008,894)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities and notes payable	130,000,000	—	—	130,000,000
Paydowns of credit facilities and notes payable	(155,616,554)	—	—	(155,616,554)
Paydowns of loan payable - related party	(300,000)	—	—	(300,000)
Proceeds from issuance of redeemable interests	33,000,000	—	—	33,000,000
Payment of redeemable interest issuance costs	(2,194,971)	—	—	(2,194,971)
Payment of debt acquisitons costs	(6,896,192)			(6,896,192)
Transaction costs incurred in debt restructuring	(2,156,982)	—	—	(2,156,982)
Allocable to non-controlling interests in Consolidated Fund:
Contributions from non-controlling interests in Consolidated Fund	—	167,605,932	—	167,605,932
Distributions to non-controlling interests in Consolidated Fund	—	(83,004,168)	9,383,026	(73,621,142)
Borrowings under loan obligations by Consolidated Fund	—	1,142,325,016	—	1,142,325,016
Repayments under loan obligations by Consolidated Fund	—	(419,800,058)	—	(419,800,058)
Payment of debt acquisition costs by Consolidated Fund	—	(10,801,894)	—	(10,801,894)
Net cash (used in) provided by financing activities	(4,164,699)	796,324,828	9,383,026	801,543,155
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(465,739)	(11,186,710)	11,186,710	(465,739)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	7,217,109	57,489,876	(57,489,876)	7,217,109
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$6,751,370	$46,303,166	$(46,303,166)	$6,751,370

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

	Year Ended December 31, 2024
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,652,797)	$58,852,735	$(11,472,990)	$40,726,948
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	130,681	—	—	130,681
Equity compensation - related party	1,542,091	—	—	1,542,091
Amortization of debt acquisition costs	496,982	—	—	496,982
Amortization of capitalized mortgage servicing rights	394,848	—	—	394,848
Non-cash interest expense	7,850,637	—	—	7,850,637
Income from investments in equity affiliates -related party	(13,862,174)	—	11,472,990	(2,389,184)
Distributions from equity affiliates - related party	10,346,770	—	(10,346,770)	—
Satisfaction of incentive fees in stock	(1,985,266)	—	—	(1,985,266)
Impairment loss on fees and other receivables	565,104	—	—	565,104
Adjustments to reconcile net income to net cash (used in) provided by operating activities allocable to non-controlling interests in Consolidated Fund:
Net realized loss from investments	—	535,644	—	535,644
Net change in unrealized gains on investments	—	(10,995,064)	—	(10,995,064)
Purchase and funding of loan notes and participations	—	(466,597,000)	—	(466,597,000)
Sales proceeds and principal payments received on loan notes and participations	—	496,438,000	—	496,438,000
Amortization of debt issuance costs	—	2,980,714	—	2,980,714
Deferred fees	—	8,099,750	—	8,099,750
Amortization of deferred fees	—	(6,982,771)	—	(6,982,771)
Cash flows due to changes in operating assets and liabilities:
Accounts receivable	391,285	—	—	391,285
Other assets, net of depreciation	62,564	—	—	62,564
Due from related parties	2,052,845	—	(2,024,562)	28,283
Right-of-use assets	339,208	—	—	339,208
Operating lease liabilities	(330,893)	—	—	(330,893)
Accrued interest, accounts payable, and other liabilities	(2,685,908)	—	—	(2,685,908)
Cash flows due to changes in operating assets and liabilities allocable to non-controlling interest in Consolidated Fund:
Change in cash and cash equivalents held at Consolidated Fund	—	—	(32,316,092)	(32,316,092)
Change in other assets and receivables held at Consolidated Fund	—	16,178,555	—	16,178,555
Change in other liabilities and payables held at Consolidated Fund	—	(961,200)	2,024,562	1,063,362
Net cash (used in) provided by operating activities	(1,344,023)	97,549,363	(42,662,862)	53,542,478
CASH FLOWS FROM INVESTING ACTIVITIES:
Payoffs, paydowns and sales of mortgage loans	3,715,814	—	—	3,715,814
Net cash provided by investing activities	3,715,814	—	—	3,715,814
CASH FLOWS FROM FINANCING ACTIVITIES:
Paydowns of credit facilities and notes payable	(9,900)	—	—	(9,900)
Paydowns of loan payable - related party	(300,000)	—	—	(300,000)
Allocable to non-controlling interests in Consolidated Fund:
Contributions from non-controlling interests in Consolidated Fund	—	58,276,681	—	58,276,681
Distributions to non-controlling interests in Consolidated Fund	—	(81,244,981)	10,346,770	(70,898,211)
Borrowings under loan obligations by Consolidated Fund	—	211,148,207	—	211,148,207
Repayments under loan obligations by Consolidated Fund	—	(252,714,525)	—	(252,714,525)
Payment of debt acquisition costs by Consolidated Fund	—	(698,653)	—	(698,653)
Net cash (used in) provided by financing activities	(309,900)	(65,233,271)	10,346,770	(55,196,401)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	2,061,891	32,316,092	(32,316,092)	2,061,891
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	5,155,218	25,172,980	(25,172,980)	5,155,218
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$7,217,109	$57,489,072	$(57,489,072)	$7,217,109

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 – SUPPLEMENTAL CASH FLOW INFORMATION

The following table provides a reconciliation of cash, cash equivalents and restricted cash on the consolidated balance sheets to the total amount shown on the consolidated statements of cash flows:

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$5,438,038	$6,404,487
Restricted cash	1,313,332	812,622
Total cash, cash equivalents and restricted cash shown on the Company's consolidated statement of cash flows	$6,751,370	$7,217,109

The following table summarizes the Company’s supplemental disclosure of cash flow information:

	Years ended December 31,
	2025	2024
Supplemental cash flows:
Interest expense paid in cash	$10,832,066	$15,116,973
Income taxes paid in cash	943,717	243,170
Non-cash operating activities include the following:
Derivative liabilities recognized at issuance of redeemable interests	$12,324,588	$—
Accretion of redeemable interest to redemption value	13,239,559	—

NOTE 5 – RESTRICTED CASH

The Company maintains loan expense deposits collected from prospective borrowers used to offset underwriting expenses associated with originating loans. As of December 31, 2025 and 2024, loan expense deposits amounted to $1.3 million and $0.8 million, respectively. Loan escrow and expense deposits are segregated in bank accounts held outside of corporate assets and are reflected as restricted cash on the consolidated balance sheets.

The Company is required to maintain certain deposits in escrow for, among other purposes, interest, taxes, insurance, and construction reserves under the underlying mortgage loan agreements serviced by the Company. As of December 31, 2025 and 2024, the Company held total escrow balances of approximately $35.8 million and $15.0 million, respectively, which are not included on the Company’s consolidated balance sheets. These escrows are maintained in separate accounts at federally insured depository institutions, which may exceed FDIC insured limits.

NOTE 6 – INVESTMENTS OF THE CONSOLIDATED FUND

The following tables summarizes investments held in the Consolidated Fund:

		December 31, 2025
Asset Type	Asset Location	Fair Value	Percentage of Total Investments
First mortgage loan
Various	Various	$1,539,203,250	76.3%
Equity Investments
ACRES SPE 2025-1 LLC	Various	127,411,735	6.3%
Various	Various	350,303,834	17.4%
Total investments, at fair value		$2,016,918,819	100.0%

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

		December 31, 2024
Asset Type	Asset Location	Fair Value	Percentage of Total Investments
First mortgage loan
Multifamily / Housing	Frederick, MD	$76,884,095	6.6%
Various	Various	798,461,722	68.3%
Equity Investments
Various	Various	293,248,116	25.1%
Total investments, at fair value		$1,168,593,933	100.0%

NOTE 7 – INVESTMENTS IN EQUITY AFFILIATE

Investments in equity affiliate - related party are summarized as follows:

	Cost Basis	Net Gains (Losses)	Fair Value
December 31, 2025
ACR (669,917 common stock shares)	$8,034,812	$6,261,219	$14,296,031
December 31, 2024
ACR (446,107 common stock shares)	$4,418,944	$2,785,691	$7,204,635

The MIP provides for the issuance of ACR equity-based awards to the Company when each of the following book value targets are met: $21.00, $24.00, $27.00, $30.00, $33.00 and $36.00. Such grants are subject to a four-year vesting period. On June 14, 2021 and May 6, 2022, the $21.00 and $24.00 book value targets, respectively, were met and ACRES Share Holdings, LLC, a wholly owned subsidiary of the Company, was granted 299,999 shares for each of the years ended December 31, 2022 and 2021, which vest 25% for four years, on each anniversary of the issuance date. On May 7, 2024, the $27.00 book value target was met and ACRES Share Holdings, LLC was granted 295,237 shares for the year ended December 31, 2024, which will vest 25% for four years, on each anniversary of the issuance date. For the years ended December 31, 2025 and 2024, 223,810 and 149,998 shares of ACR were vested, respectively.

Under the ACR management agreement, the Company is entitled to receive incentive compensation, payable quarterly, based on ACR’s performance. No such incentive compensation was earned by the Company for the years ended December 31, 2025 and 2024. ACR issued 1,911 shares of common stock to the Company for the year ended December 31, 2024, pertaining to the portion of fourth quarter 2023 incentive compensation that was payable in shares. Shares of common stock issued under ACR’s management agreement for incentive compensation vest immediately upon issuance.

The following table summarizes the Company’s restricted common stock transactions under the MIP and ACR’s management agreement:

Shares
Unvested shares at January 1, 2024	375,001
Issued	297,148
Vested	(151,909)
Unvested shares at December 31, 2024	520,240
Issued	—
Vested	(223,810)
Unvested shares at December 31, 2025	296,430

The unvested shares of restricted common stock that are expected to vest during the following years:

Shares
2026	148,811
2027	73,809
2028	73,810
Total	296,430

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The aggregate market value of the Company’s investment in ACR as of December 31, 2025 and 2024, based on quoted market prices, was $14.3 million and $7.2 million respectively. The Company possesses the ability to exercise significant influence, but not control, over the operating and financial policies of ACR and, therefore, accounts for its investment in ACR using the equity method of accounting. The Company elected the fair value option for its equity method investment in ACR and determines the fair value of its equity investment using the closing price of ACR’s common shares as of the end of the period, which was a Level 1 fair value input, and recorded changes in fair value in earnings on the Company’s consolidated statement of income. The unrealized gains on the Company’s consolidated statements of income related to the Company’s investment in ACR was $3.5 million and $2.4 million for the years ended December 31, 2025 and 2024, respectively. During the years ended December 31, 2025 and 2024 the Company received no distributions from ACR.

The condensed balance sheets for the Company’s unconsolidated investments in equity affiliate are as follows (in thousands):

	December 31, 2025	December 31, 2024
Condensed Balance Sheets:	ACR	ACR
Assets:
Cash and cash equivalents	$83,768	$56,713
Real estate assets	2,016,821	1,775,910
Other assets	61,775	48,844
Total assets	2,162,364	1,881,467
Liabilities:
Notes payable	1,544,938	1,360,371
Other liabilities	66,834	70,894
Due to related party	—	540
Total liabilities	1,611,772	1,431,805
Stockholders' equity	420,796	439,128
Non-controlling interests	129,796	10,534
Total stockholders' equity	550,592	449,662
Total liabilities and equity	$2,162,364	$1,881,467

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The condensed statements of income for the Company’s unconsolidated investments in equity affiliate are as follows (in thousands):

	Year ended December 31, 2025	Year ended December 31, 2024
Condensed Statements of Income:	ACR	ACR
Revenue:
Real estate income	$46,606	$42,170
Interest income	119,149	157,262
Other income	133	148
Total revenues	165,888	199,580
Expenses:
Interest expense	85,942	116,092
Management and servicing fees - related party	6,411	6,498
Equity compensation - related party	2,147	2,957
General and administrative	11,304	10,691
Real estate expense	51,325	46,896
Other expenses	(7,671)	4,847
Total expenses	149,458	187,981
Other Income (Expense):
Total other income	11,463	17,222
Income tax benefit (expense)	83	(126)
Net income	$27,976	$28,695
Net income allocated to preferred shares	(21,077)	(20,386)
Carrying value in excess of consideration paid for preferred shares	—	242
Net (income) loss allocable to non-controlling interests, net of taxes	(6,660)	572
Net income allocable to common shares	239	9,123

Company's share of income (1)	$3,475	$2,389

(1)
Includes unrealized gains recorded as income from equity investments – related party on the consolidated statements of income.

NOTE 8 - LEASES

The Company has operating leases for office space and office equipment. The leases have terms that expire between December 2027 and June 2032. The leases on the office space and office equipment contain options for early termination granted to the Company and the lessor. Lease payments are determined as follows:

•
Office space: payments are made on a fixed schedule, escalating annually, and include the Company’s responsibility for a percentage of increases in the building’s property taxes and operating expenses over the base year.

•
Office equipment: payments are made on a fixed schedule.

The following table summarizes the Company’s operating leases:

	December 31, 2025	December 31, 2024
Operating Leases:
Right of use assets	$6,971,903	$3,041,900
Lease liabilities	(7,756,825)	(3,350,580)
Weighted average remaining lease term:	6.21 years	7.39 years
Weighted average discount rate (1):	8.21%	5.47%

(1) The market discount rate is used, when readily determinable, in calculating the present value of lease payments for the operating lease liability. Otherwise, the incremental borrowing rate at the beginning of the period of adoption (January 1, 2022) or on the commencement date is used.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following table summarizes the Company’s operating lease costs and cash payments during the periods indicated:

	Years ended December 31,
	2025	2024
Lease Cost:
Operating lease cost	$1,184,984	$427,622
Short-term lease cost	$14,116	$19,686

Other Information:
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$708,743	$419,306

The following table summarizes the Company’s operating leases cash flow obligations on an undiscounted, annual basis:

Operating Leases
2026	$1,275,044
2027	1,287,268
2028	1,329,372
2029	1,371,757
2030	1,410,176
Thereafter	1,773,455
Subtotal	8,447,072
Less: impact of discount	(690,247)
Total	$7,756,825

NOTE 9 - FAIR VALUE

The Company uses valuation techniques that are consistent with the market approach, the income approach and/or the cost approach to measure assets and liabilities that are measured at fair value. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity's own assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, accounting standards establish a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The fair value hierarchy is as follows:

•
Level 1 - Assets and liabilities whose values are based on unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access.
•
Level 2 - Assets and liabilities whose values are based on inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.
•
Level 3 - Assets and liabilities whose values are based on inputs that are both unobservable and significant to the overall valuation.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the Company categorizes such financial asset or liability based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability that a market participant would use.

The following is a description of the valuation methodologies used to measure fair value, as well as the general classification of such instruments pursuant to the fair value hierarchy:

Investments in equity affiliate related to ACR. Investments in equity affiliate, at fair value – related party includes ACR common shares held by the Company that are estimated using the closing price of ACR common shares, a Level 1 fair value input, as of the reporting period end date. The Company’s equity method investment in ACR is classified within Level 1 of the valuation hierarchy.

Derivative liabilities. Derivative liabilities are recorded at fair value and classified as Level 3 in the fair value hierarchy. The fair value of derivative liabilities are comprised of the fair value of common stock warrant liabilities and the fair value of embedded derivatives. The fair value of common stock warrant liabilities and embedded derivatives are determined using valuations obtained from a third party that specializes in providing valuations of such financial liabilities. The third party utilized the Black-Scholes-Merton multiple option approach to determine the fair value of the common stock warrant liabilities and the discounted cash flow approach to determine the fair value of the embedded derivatives.

The fair values of the Company’s short-term financial instruments, such as (i) cash and cash equivalents, (ii) restricted cash, (iii) accrued interest, servicing receivables and other assets, (iv) due from related parties, (v) accrued interest, accounts payable and other liabilities, and (vi) due to related parties approximate their carrying values on the consolidated balance sheet due to their terms, liquidity, or short-term nature.

The following tables summarizes financial assets and financial liabilities measured at fair value for the Company and the Consolidated Fund as of December 31, 2025 and 2024:

	Fair Value Measurements Using Fair Value Hierarchy
Financial Instruments of the Company	Level 1	Level 2	Level 3
At December 31, 2025
Financial assets:
Equity method investment in ACR	$14,296,031	$—	$—
Financial liabilities:
Derivative liabilities	$—	$—	$9,240,299
At December 31, 2024
Financial assets:
Equity method investment in ACR	$7,204,635	$—	$—

	Fair Value Measurements Using Fair Value Hierarchy
Financial Instruments of the Consolidated Fund	Level 1	Level 2	Level 3
At December 31, 2025
Financial assets:
Investments, at fair value	$—	$—	$2,016,918,819
At December 31, 2024
Financial assets:
Investments, at fair value	$—	$—	$1,168,593,933

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following tables summarize the quantitative inputs and assumptions used for the Company’s and the Consolidated Fund’s Level 3 measurements as of December 31, 2025:

Fair Value Measurements Using Fair Value Hierarchy
Level 3 Measurements of the Company	Fair Value	Valuation Techniques	Unobservable Inputs	Range (Weighted Average)
Financial liabilities:
Embedded derivatives	$1,280,000	Discount cash flow	Discount rate	22.86%
Freestanding warrants	7,960,299	Black-Scholes- Merton multiple option approach	Expected volatility Expected life Risk-free interest rate	70.0% 8 years 3.90%

As of December 31, 2025
Level 3 Measurements of the Consolidated Fund	Fair Value	Valuation Techniques	Unobservable Inputs	Range (Weighted Average)
Financial assets:
First mortgage loans	$1,539,203,250	Discounted cash flow	Discount rate	6.73% - 8.38% (7.01%)
		Comparable sales	Sales price per key/unit	$0.5 million - $1.3 million ($1.0 million)
Equity investments	477,715,569	Discounted cash flow	Discount rate	3.60% - 10.25% (6.85%)
			Capitalization rate	4.70% - 7.50% (6.21%)
		Comparable sales	Sales price per square foot	$473 / sq. ft.
		Comparable sales	Sales price per key/unit	$72,267 / key
		Income capitalization analysis	Capitalization rate	5.75%

The following tables summarize the quantitative inputs and assumptions used for the Consolidated Fund’s Level 3 measurements as of December 31, 2024:

As of December 31, 2024
Level 3 Measurements of the Consolidated Fund	Fair Value	Valuation Techniques	Unobservable Inputs	Range (Weighted Average)
Financial assets:
First mortgage loans	$1,039,685,095	Discounted cash flow	Discount rate	7.20% - 12.30% (8.20%)
		Comparable sales	Sales price per key/unit	$0.5 million - $1.2 million ($0.9 million)
Equity investments	128,908,838	Discounted cash flow	Discount rate	6.00% - 14.50% (6.29%)
			Capitalization rate	4.90% - 8.00% (5.04%)
		Comparable sales	Sales price per square foot	$474 / sq. ft.
		Comparable sales	Sales price per key/unit	$0.1 million - $0.4 million ($0.2 million)
		Income capitalization analysis	Capitalization rate	8.00%

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following tables set forth a summary of changes in the fair value of the Level 3 measurements:

Level 3 Assets and Liabilities of the Company	Derivative liabilities
Balance as of December 31, 2024	$—
Established in connection with equity issuance (see Note 15)	(12,324,588)
Change in fair value (1)	3,084,289
Balance as of December 31, 2025	$(9,240,299)

(1)Changes in fair value are included in earnings and relate to financial liabilities still held at the reporting date.

Level 3 Assets of the Consolidated Fund	Investments, at fair value
Balance as of December 31, 2024	$1,168,593,933
Purchases (1)	1,149,910,966
Sales/settlements (2)	(313,071,796)
Realized and unrealized appreciation, net (3)	11,485,716
Balance as of December 31, 2025	$2,016,918,819
(1)
Purchases include purchases and fundings of loan notes, participations and equity interests.
(2)
Sales/settlements include sales proceeds and principal payments received on loan notes and participations.
(3)
Changes in net realized and unrealized appreciation are included in earnings and relate to financial assets still held at the reporting date.

Level 3 Assets of the Consolidated Fund	Investments, at fair value
Balance as of December 31, 2023	$1,179,876,841
Purchases (1)	474,695,672
Sales/settlements (2)	(496,438,000)
Realized and unrealized appreciation, net (3)	10,459,420
Balance as of December 31, 2024	$1,168,593,933
Change in net unrealized appreciation/depreciation included in earnings related to financial assets still held at the reporting date	$11,065,038
(1)
Purchases include purchases and fundings of loan notes, participations and equity interests.
(2)
Sales/settlements include sales proceeds and principal payments received on loan notes and participations.
(3)
Changes in net realized and unrealized appreciation are included in earnings and relate to financial assets still held at the reporting date.

There were no transfers between any of the levels within the fair value hierarchy during the years ended December 31, 2025 and 2024.

NOTE 10 - BORROWINGS

Certain information with respect to the Company’s borrowings is summarized in the following table:

	Principal Outstanding	Unamortized Issuance Costs	Outstanding Borrowings	Borrowing Rate	Maturity
At December 31, 2025
$130 million credit facility	$130,000,000	$(6,513,966)	$123,486,034	8.63%	June 23, 2033
$26 million earnout liability	23,833,333	—	23,833,333	0%	Until paid in full
Total	$153,833,333	$(6,513,966)	$147,319,367

At December 31, 2024
$163 million credit facility	$179,163,249	$(240,322)	$178,922,927	12.25%	June 26, 2025
EIDL	150,000	—	150,000	3.75%	June 19, 2050
Total	$179,313,249	$(240,322)	$179,072,927

The Company entered into a credit agreement, dated June 26, 2018, with several investment management firms to provide a maximum credit facility of $140.0 million. On July 1, 2020, this facility was amended to increase

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

the maximum borrowings to $163.0 million. As of December 31, 2024, advances on the facility aggregated $163.0 million. During the period of January 1, 2025 to July 23, 2025 and the year ended December 31, 2024, interest was paid on a quarterly basis on the outstanding principal amount of the advances at a rate per annum equal to a cash interest rate ranging from 8.00% to 10.00% depending on certain covenant requirements. The capitalized (paid-in-kind) interest rate ranged from 4.25% to 4.75% depending on certain covenant requirements. At December 31, 2024, the cash and capitalized (paid-in-kind) interest rate was 8.00% and 4.25%. For the period of January 1, 2025 to July 23, 2025 and the year ended December 31, 2024, total cash interest incurred on advances amounted to $8.3 million and $14.1 million, respectively, of which $3.3 million is payable to the Lenders and recorded as accrued interest, accounts payable and other liabilities on the consolidated balance sheets as of December 31, 2024. No such amounts were payable as of December 31, 2025. As of December 31, 2024, total capitalized interest of $7.9 million was added to the outstanding debt balance. The lenders on the facility were entitled to receive warrants to purchase common stock of the Company as advances were issued under the facility or under anti-dilution protection provisions. As of December 31, 2024, warrants to purchase 190,801 shares of common stock at an exercise price of $0.01 per share and 177,120 shares of common stock at an exercise price of $15.80 per share were outstanding. The credit facility matured on June 26, 2025. On July 23, 2025, the Company entered into the following transactions:

•
A subsidiary of the Company issued $33.0 million of preferred equity securities to a third party. The preferred equity securities contained certain embedded features that are not clearly and closely related to the host instrument and accounted for as a derivative liability (see Note 15 and 16). In connection with the subsidiary’s issuance of preferred equity securities, the Company issued warrants to purchase 312,524 shares of common stock of the Company at an exercise price of $0.01 to the third party. The Company accounted for the issuance of preferred equity securities as a redeemable interest with embedded derivatives accounted for as a derivative liability with an initial fair value of $1.4 million as of July 23, 2025. The Company accounted for the issuance of warrants as a derivative liability with an initial fair value of $10.9 million as of July 23, 2025. See Note 15 and 16.

•
The Company entered into a credit agreement with an insurance company to provide a $130.0 million credit facility. The Company drew upon the full credit facility and received $130.0 million of proceeds on July 23, 2025.

•
The proceeds of the $33.0 million preferred equity issuance and $130.0 million credit facility were utilized to partially paydown the $163.0 million credit facility. At July 23, 2025, prior to the partial paydown, the $163.0 million credit facility had an outstanding principal balance of $183.0 million inclusive of capitalized interest and an interest payable balance of $5.0 million. In connection with the paydown, a wholly-owned subsidiary of the Company entered into an earnout agreement with the existing lenders on the $163.0 million credit facility whereby the remaining outstanding balance of the $163.0 million credit facility and all warrants to purchase common stock of the Company held by the existing lenders, which were initially accounted for within the Company’s equity, were discharged/forfeited in exchange for the subsidiary’s agreement to pay the existing lenders an aggregate amount equal to $26.0 million, the earnout liability. The Company has accounted for this transaction as a troubled debt restructuring under ASC 470-60 and Company recorded a $3.6 million net gain on extinguishment of debt in the consolidated statements of income for the year ended December 31, 2025.

As of December 31, 2025, the Company has drawn $130.0 million on the $130.0 million credit facility. During 2025, interest was paid on a quarterly basis on the outstanding principal amount of the advances at the interest rate of 8.625%. For the year ended December 31, 2025, interest incurred on advances amounted to $5.0 million. No interest was payable as of December 31, 2025.

As of December 31, 2025, the earnout liability had an outstanding balance of $23.8 million and is recorded as borrowings on the consolidated balance sheet as of December 31, 2025. The earnout liability does not accrue interest and has no set maturity date.

On June 18, 2020, the Company also received a $159,900 Economic Injury Disaster (EIDL) loan from the SBA. The annual interest rate is 3.75%, The payment term is 30 years, and the monthly payment of principal and interest is $731 starting December 18, 2022. The EIDL was fully paid off on February 26, 2025.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Borrowings – related party

Related party borrowings are as follows:

	Principal Outstanding	Unamortized Issuance Costs	Outstanding Borrowings	Borrowing Rate	Maturity
At December 31, 2025
Loan Payable	$10,375,000	$—	$10,375,000	3.00%	July 31, 2026
At December 31, 2024
Loan Payable	$10,675,000	$—	$10,675,000	3.00%	July 31, 2026

In conjunction with the 2020 acquisition of the ACR management agreement, a wholly owned subsidiary of ACR, a related party, provided a $12.0 million loan to the Company (“Loan Payable”). The Loan Payable accrues interest at 3.00% per annum, payable monthly. The monthly amortization payment is $25,000. The Loan Payable matures in July 2026, subject to two one-year extensions, at the Company’s option subject to the payment of a 0.5% extension fee to ACR on the outstanding principal amount of the Loan Payable. During the years ended December 31, 2025 and 2024, the Company recorded interest expense of $0.3 million, respectively, on the Loan Payable. At December 31, 2025 and 2024, the Loan Payable had an outstanding principal balance of $10.4 million and $10.7 million, respectively. At December 31, 2025 and 2024, the Loan Payable had no interest payable.

The maturity dates on debt obligations are as follows:

Year Ending December 31,	Outstanding Debt at December 31, 2025
2026	$10,375,000
2027	—
2028	—
2029	—
2030 and thereafter	153,833,333
Total	$164,208,333

As of December 31, 2025 and 2024, the Company is in compliance with all material covenants contained in the relevant agreements of the Company’s debt obligations.

Borrowings of the Consolidated Fund

The Consolidated Fund finances the acquisition of its investments through the use of secured borrowings. The facility providers maintain security interests in the investments that serve as collateral under the facility. Certain facilities bear a commitment fee based on unfunded commitments, a facility servicing fee based on average advances outstanding, agent fees, and/or commitment unused line fees. The facilities contain various affirmative and negative covenants and reporting obligations. As of December 31, 2025 and 2024, the Consolidated Fund was in compliance with all covenants under such borrowings.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Consolidated Fund had the following borrowings outstanding (in thousands):

At December 31, 2025:	Principal Outstanding	Unamortized Issuance Costs and Discounts	Outstanding Borrowings	Average Borrowings	Borrowing Rate	Maturity	Wtd. Avg. Rate	Fair Value of Collateral
AMFL II First Lien Facility	$209,200	$5,870	$203,330	$187,426	Greater of (i) 1M TERM SOFR or (ii) 1.00%, plus 3.15%	August 21, 2028	7.55%	$203,330
AMFL II Junior Facility	80,000	2,440	77,560	80,000	Greater of (i) 1M TERM SOFR + 0.11448% or (ii) 1.00%, plus 7.05%	August 21, 2028	11.59%	539,834
AMFE Facility	174,400	1,334	173,066	214,181	1M TERM SOFR + 2.50%	October 2, 2033	6.88%	314,769
AMF Levered 3 Facility	19,225	4,030	15,195	19,812	1M TERM SOFR plus range of 2.25% - 3.00% (varies by asset type)	December 18, 2028	6.66%	27,464
ACRES 2025-FL3 Senior Notes	819,600	4,794	814,806	819,600	Class A - 1M TERM SOFR + 1.619% Class AS - 1M TERM SOFR + 2.042% Class B - 1M TERM SOFR + 2.492% Class C - 1M TERM SOFR + 3.041% Class D - 1M TERM SOFR + 3.690% Class E - 1M TERM SOFR + 4.439%	August 20, 2040	6.18%	931,522
Total	$1,302,425	$18,468	$1,283,957	$1,321,019				$2,016,919

At December 31, 2024:	Principal Outstanding	Unamortized Issuance Costs and Discounts	Outstanding Borrowings	Average Borrowings	Borrowing Rate	Maturity	Wtd. Avg. Rate	Fair Value of Collateral
AMFL Facility	$31,800	$107	$31,693	$32,509	Greater of (i) 3M TERM SOFR + 0.2661% or (ii) zero, plus 3%	May 8, 2025	8.41%	$62,234
AMFL II First Lien Facility	218,100	6,236	211,864	306,545	Greater of (i) 1M TERM SOFR + 0.11448% or (ii) 1.00%, plus 3.75%	August 21, 2028	9.22%	211,864
AMFL II Junior Facility	80,000	3,279	76,721	70,383	Greater of (i) 1M TERM SOFR + 0.11448% or (ii) 1.00%, plus 7.05%	August 21, 2028	12.52%	487,753
AMFE Facility	250,000	1,498	248,502	150,185	1M TERM SOFR + 2.50%	October 2, 2033	7.82%	406,743
	$579,900	$11,120	$568,780	$559,622				$1,168,594

NOTE 11 - EMPLOYEE BENEFIT PLANS

401k Plan

The Company’s employees participate in the 401(k)-plan sponsored by ACRES Capital LLC. All eligible employees may elect to contribute to the plan. Participants are entitled, upon termination or retirement, to their vested portions of the assets held by a trustee. The Company matches a portion of the employees’ 401(k)-plan contributions, which vests immediately. For the years ended December 31, 2025 and 2024, the plan expense for the Company was $0.4 million and $0.5 million, respectively, and is recorded in compensation and benefits on the consolidated statements of income.

Equity Compensation Plan

In June 2018, the Company’s shareholders approved the ACRES Capital Corp. 2018 Equity Incentive Plan (the “Plan”), an equity compensation plan that provides for the issuance of options to purchase shares of common stock of the Company. The options vest on the fourth anniversary and expire on the tenth anniversary of the grant date. In December 2023, the Company’s shareholders approved an amendment to the Plan to increase the number of shares of common stock authorized for issuance by an additional 100,000 shares. In July 2025, as a result of unanimous written consent of the Board of Directors of the Company, the Company increased the number of shares of common stock authorized for issuance by an additional 388,609 shares. The maximum number of shares that may be subject to awards granted under the Plan will be 991,745 shares of common stock.

The Company recognized stock-based compensation expense of $1.8 million and $1.5 million during the years ended December 31, 2025 and 2024, respectively, related to stock options.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following table summarizes the Company’s stock option activity under the Plan:

	Stock Option Shares	Weighted average exercise price per share
Outstanding at December 31, 2023	478,250	$18.40
Granted in 2024	90,500	44.36
Forfeited in 2024	(2,500)	27.42
Outstanding at December 31, 2024	566,250	$22.51
Granted in 2025	37,750	44.36
Forfeited in 2025	(3,250)	16.34
Outstanding at December 31, 2025	600,750	$23.91

	2025	2024
Shares exercisable, end of year	404,000	295,000

The Company estimates the fair value of each stock option granted on the date of grant using the Black-Scholes-Merton multiple option approach. The following table presents the weighted-average assumptions used in the valuation models:

Year ended
December 31, 2025
Expected volatility	60%
Expected life (in years)	9
Risk-free interest rate	4.3%

The weighted-average fair value of options at their grant date was $21.26 and $22.94 for 2025 and 2024, respectively.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2025:

Options Outstanding			Options Exercisable
Exercise price per share	Stock Option Shares	Weighted-average remaining contractual life (Years)	Stock Option shares exercisable
$2.00	56,500	3.0	56,500
$7.00	62,500	3.0	62,500
$16.50	175,000	4.8	175,000
$20.00	110,000	6.1	110,000
$44.36	196,750	8.1	—

NOTE 12 - COMMITMENTS AND CONTINGENCIES

The Company may become involved in litigation on various matters due to the nature of its business activities. The resolution of these matters may result in adverse judgments, fines, penalties, injunctions, and other relief against the Company as well as monetary payments or other agreements and obligations. In addition, the Company may enter into settlements on certain matters in order to avoid the additional costs of engaging in litigation. The Company is unaware of any contingencies arising from such litigation that would require accrual or disclosure in the financial statements at December 31, 2025 and 2024.

Purchase Obligations

The Company entered into a takeout commitment and agreement with an affiliate of the lender on the Company’s $130.0 million credit facility whereby the Company, or an affiliate of the Company, commits to purchase loans that were previously brokered by an affiliate of the Company and originated by an affiliate of the lender. The Company, or an affiliate of the Company, may be required to purchase such loans at specified dates subsequent to the closing date of the loan. For the years ended December 31, 2025 and 2024, the lender originated loans with total

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

commitments of $662.2 million and $320.8 million, respectively, that were brokered by an affiliate of the Company. For the years ended December 31, 2025 and 2024, the Consolidated Fund purchased $712.6 million and $270.4 million, respectively, of such loans, based on commitments, from the affiliate of the lender. As of December 31, 2024, the Company had $50.4 million of commitments to purchase loans that were previously brokered by an affiliate of the Company and originated by an affiliate of the lender. As of December 31, 2025, the Company had no such commitments. The takeout commitment and agreement was terminated on December 19, 2025.

NOTE 13 - INCOME TAXES

The following table details the components of the Company's income taxes:

	Years ended December 31,
	2025	2024
Income tax expense:
Current:
Federal	$681,983	$255,823
State	57,550	16,230
Total current	739,533	272,053
Deferred:
Federal	$(197,854)	$1,119,208
State	—	—
Total deferred	$(197,854)	$1,119,208
Total	$541,679	$1,391,261

A reconciliation of the income tax expense based upon the statutory tax rate to the effective income tax rate was as follows of the Company for the year presented:

	Years ended December 31, 2025
Income tax (benefit) expense:
U.S. Federal statutory tax rate	$(492,045)	21.00%
State and local taxes, net of federal benefit	45,465	-1.94%
Nontaxable or nondeductible items	79,248	-3.38%
Changes in valuation allowances	926,141	-39.53%
Other adjustments	(17,130)	0.73%
Total	$541,679	-23.12%

The components of the Company's deferred tax assets and liabilities were as follows:

	Years ended December 31,
	2025	2024
Deferred tax assets related to:
Expenses not currently deductible	$32,126	$34,921
Net operating and capital loss carryforwards	6,232,129	7,758,575
Interest limitation carryover	17,707,978	14,964,430
Other	2,344,954	1,052,543
Total deferred tax assets	26,317,187	23,810,469
Valuation allowance	(14,729,657)	(12,943,154)
Total deferred tax assets, net of valuation allowance	$11,587,530	$10,867,315
Deferred tax liabilities related to:
Intangibles	$—	$2,491,908
Equity investment	12,508,885	-
Other	—	9,494,614
Deferred tax liabilities, net	$12,508,885	$11,986,522
Deferred tax (liabilities) assets, net	$(921,355)	$(1,119,207)

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

As of December 31, 2025 and 2024, total gross deferred tax assets, net of deferred tax liabilities and prior to valuation allowances amounted to $13.8 million and $11.8 million, respectively, and primarily related to tax timing differences associated with basis differences in equity investment assets, net operating loss carryforward, and interest expenses disallowed under Section 163(j).

At December 31, 2025, the Company had $27.8 million of total gross federal and $0.5 million of total gross state and local net operating and capital tax loss carryforwards. At December 31, 2024, the Company had $35.6 million of total gross federal and $0.4 million of total gross state and local net operating tax loss carryforwards. Federal net operating tax loss carryforwards have an indefinite expiration date.

The Company assessed all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance for deferred tax assets is needed. On the basis of this evaluation, a valuation allowance of $14.7 million and $12.9 million has been recorded against the deferred tax assets at December 31, 2025 and 2024, respectively, as it is not more likely than not that these assets would be realized. Management will continue to assess the realization of the amount of deferred tax assets and related valuation allowance based on all available information.

The Company is subject to examination by the Internal Revenue Service for calendar years including and subsequent to 2022 and is subject to examination by state and local jurisdictions for calendar years including and subsequent to 2022.

The Company evaluates its tax positions to evaluate whether it is more likely than not that such positions would be sustained upon examination upon by a tax authority for all open tax years, as defined by the statute of limitations, based on their technical merits. As of December 31, 2025 and 2024, the Company has not established a liability for uncertain tax positions.

NOTE 14 - RELATED PARTY TRANSACTIONS

Due from Related Parties

The Company has the following receivables from related parties which are recorded as due from related parties on the consolidated balance sheets:

	December 31,
	2025	2024
Due from ACRES Commercial Realty Corp. (1)	$1,884,699	$3,566,461
Due from ACRES SPV LLC (2)	—	85,265
Total	$1,884,699	$3,641,726

(1)
The Company earns base management and incentive fees for providing the day-to-day management of ACR’s operations. The Company also receives incentive fees from ACR in connection with the MIP. ACR also reimburses out-of-pocket expenses and certain other costs incurred by the Company that relate directly to ACR’s operations.

For the years ended December 31, 2025 and 2024, the Company recorded $6.4 million and $6.8 million, respectively, of management fees in management and servicing fees on the consolidated statements of income. At December 31 2024, $0.5 million of management fees are recorded as due from related parties on the consolidated balance sheets. There were no management fees due as of December 31, 2025.

For the years ended December 31, 2025 and 2024, the Company recorded $4.3 million and $3.9 million, respectively, of reimbursable compensation and benefits in reimbursable compensation and benefits on the consolidated statements of income. For the years ended December 31, 2025 and 2024, the Company recorded $0.8 million and $0.7 million, respectively, of other reimbursable expenses in other reimbursable expenses on the consolidated statements of

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

income. At December 31, 2025 and 2024, $0.5 million of reimbursable expenses paid by the Company on behalf of ACR are recorded as due from related parties on the consolidated balance sheets.

For the years ended December 31, 2025 and 2024, the Company recorded $2.5 million and $2.8 million, respectively, of incentive fees in incentive fees – related party on the consolidated statements of income. At December 31, 2025 and 2024, $1.4 million and $2.5 million, respectively, of incentive fees are recorded as due from related parties on the consolidated balance sheets.

(2)
A wholly owned subsidiary of the Company earns servicing fees from ACRES SPV LLC. For the year ended December 31 2024, the Company earned $0.1 million of management and servicing fees on the consolidated statements of income. No such fees were earned for the year ended December 31, 2025. At December 31, 2024, less than $0.1 million of such fees, and less than $0.1 million of certain reimbursable expenses paid by the Company on behalf of ACRES SPV LLC, are recorded as due from related parties on the consolidated balance sheets. There were no such fees due as of December 31, 2025.

The Company earns fees which are eliminated in consolidation for performing certain asset management and loan servicing functions on behalf of AMF. For the years ended December 31, 2025 and 2024, the Company earned $10.5 million and $8.5 million of such fees in management and servicing fees which are eliminated in consolidation.

ACRES Insurance Agency, LLC (“AIA”) is a wholly owned subsidiary of the Company. AIA receives referral fees for promoting and marketing insurance products and services to borrowers and sponsors under investments held directly, or indirectly, by AMF and ACR. For the year ended December 31, 2025, the company earned $0.7 million of such fees on the consolidated statement of income. No such fees were earned by AIA for the years ended December 31, 2024.

Borrowings – related party

In 2020, in conjunction with the closing of the acquisition of the ACR management agreement, a wholly owned subsidiary of ACR, a related party, provided a $12.0 million loan to the Company. See Note 10.

Other Related Party Transactions

ACRES Capital Servicing LLC, a wholly owned subsidiary of the Company, serves as the portfolio servicer for ACR’s $250.0 million loan and servicing agreement with an insurance company and other lenders. Additionally, ACRES Capital Servicing LLC serves as special servicer of commercial real estate debt securitizations ACR 2021-FL1 and ACR 2021-FL2. During the years ended December 31, 2025 and 2024, ACRES Capital Servicing LLC earned no portfolio servicing fees. During the years ended December 31, 2025 and 2024, ACRES Capital Servicing LLC earned $0.2 million and $0.1 million, respectively, in special servicing fees recorded in management and servicing fees – related party on the consolidated statements of income.

ACRES Collateral Manager, LLC, a wholly owned subsidiary of the Company, serves as the collateral manager of ACR 2021-FL1 and ACR 2021-FL2, a role for which it waived its fee.

The Company has equity investments in ACR (see Note 7).

NOTE 15 – REDEEMABLE INTEREST

Redeemable interest in the Company represents preferred equity securities issued by a subsidiary of the Company to a third party and is presented at the redemption amount within temporary equity within the consolidated balance sheets. The following table summarizes the activities associated with the redeemable interest:

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Total
Balance as of December 31, 2024	$—
Gross proceeds from subsidiary’s issuance of preferred equity securities	33,000,000
Issuance costs	(2,194,971)
Reclassification of derivative liabilities	(12,324,588)
Accretion of redeemable interest to redemption value	13,239,559
Net income attributable to redeemable interest	2,240,107
Balance as of December 31, 2025	$33,960,107

NOTE 16 - DERIVATIVE INSTRUMENTS

The Company recognizes derivative instruments as either assets or liabilities on the balance sheet and measures them at fair value in accordance with applicable accounting guidance. The Company evaluates its financing arrangements to determine whether certain arrangements contain features that qualify as embedded derivatives requiring bifurcation in accordance with ASC 815. Embedded derivatives that are required to be bifurcated from the host instrument or arrangement are accounted for and valued as separate financial instruments.

The Company’s derivative liabilities consists of freestanding warrants and certain embedded features that are not clearly and closely related to the host instrument to be bifurcated and recorded at the fair value as derivative liabilities.

The fair value of derivative liabilities are measured at each reporting date, with changes in fair value recorded in the consolidated statements of income as a derivative gain (loss). The Company engaged an independent financial advisory firm to estimate the fair value of derivative liabilities using valuation methodologies that incorporate both observable and unobservable inputs.

As of December 31, 2025, the fair value of derivative liabilities are $9.2 million as compared to $12.3 million as of July 23, 2025 (initial date of recognition). For the year ended December 31, 2025, the Company recognized a gain of $3.1 million related to the change in fair value of derivative liabilities.

The following table summarizes the activities associated with the derivative liabilities:

	Embedded Derivatives	Freestanding Warrants	Total
Balance as of December 31, 2024	$—	$—	$—
Fair value of derivative liabilities at issuance as of July 23, 2025	1,410,000	10,914,588	12,324,588
Derivative gain	(130,000)	(2,954,289)	(3,084,289)
Balance as of December 31, 2025	$1,280,000	$7,960,299	$9,240,299

The following tables summarize the quantitative inputs and assumptions used for the Company’s Level 3 measurements of derivative liabilities as of July 23, 2025 (initial date of recognition):

As of July 23, 2025
Level 3 Measurements of the Company	Fair Value	Valuation Techniques	Unobservable Inputs	Range (Weighted Average)
Financial liabilities:
Embedded derivatives	$1,410,000	Discount cash flow	Discount rate	23.59%
Freestanding warrants	10,914,588	Black-Scholes-Merton multiple option approach	Expected volatility Expected life Risk-free interest rate	70.0% 8 years 3.90%

NOTE 17 - SUBSEQUENT EVENTS

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company has evaluated events and transactions subsequent to the balance sheet date through March 31, 2026, the date the financial statements were available to be issued and determined that there have not been any events that have occurred that would require adjustments to or disclosures in the consolidated financial statements except for those referenced below.

On March 4, 2026, non-vesting options to purchase 250,000 shares of common stock of the Company were issued at a strike price of $15.00. The Company also modified existing options to purchase 479,750 shares of common stock of the Company to revise the strike price to $15.00 and designate the options as immediately exercisable.

On March 4, 2026, the Company provided loans of $11.2 million to existing shareholders and certain members of management of the Company to finance the acquisition of common stock of the Company under option agreements.

On March 4, 2026, options to purchase 843,750 shares of common stock of the Company were exercised resulting in the issuance of 843,750 shares of common stock of the Company to option holders.

On March 5, 2026, the $30.00 ACR book value target as met and, accordingly, under the MIP; ACRES Share Holdings, LLC, a wholly owned subsidiary of the Company was granted 204,765 shares which vest 25% for four years, on each anniversary of the issuance date.

Subsequent Events of the Consolidated Fund

On February 2, 2026, the Fund distributed $11.2 million to its shareholders which represented the Fund’s net income for the quarter ended December 31, 2025. Of the total distribution, $1.8 million was distributed to shareholders that elected reinvestment and received shares of the Fund in lieu of a cash distribution.

For the period of January 1, 2026 to March 31, 2026, the Fund received capital contributions totaling $21.8 million.

For the period of January 1, 2026 to March 31, 2026, the Fund received redemption requests totaling 10,349.34 shares. Each redeemed share will be transferred to a redemption reserve share class and redemption proceeds will be paid on a pro-rata share basis as investments are realized and cash is available.